Exhibit 10.2

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement, dated and effective as of September 30, 2026 (this “Agreement”), is made by and between Sagard Private Income Fund Inc., a Maryland corporation (the “Fund”), and Sagard Holdings Manager (US) LLC, a Delaware limited liability company (the “Adviser” and together with the Fund, the “Parties”).

WHEREAS, the Fund is a newly organized, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Adviser is engaged in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”); and

WHEREAS, the Fund and the Adviser desire to enter into this Agreement to set forth the terms and conditions for the provision by the Adviser of investment advisory services to the Fund.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the Parties hereto, intending to be legally bound hereby, mutually agree as follows:

ARTICLE I

APPOINTMENT

The Fund hereby appoints the Adviser to act as investment adviser to the Fund for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to provide the advisory services herein described, for the compensation herein provided.

ARTICLE II

SERVICES OF THE ADVISER

2.1 Advisory Duties of the Adviser. Subject to the supervision of the Board of Directors of the Fund (the “Board”), the Adviser shall act as the investment adviser to the Fund and shall manage the investment and reinvestment of the assets of the Fund (a) in accordance with the investment objective, policies and restrictions that are set forth in the Fund’s Registration Statement on Form 10 or Form N-2, as applicable (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), as the same may be amended from time to time, (b) in accordance with the 1940 Act, the Advisers Act and all other applicable federal and state law, (c) in accordance with the Fund’s charter and bylaws, as they may be amended from time to time (the “Organizational Documents”); (d) such investment policies, directives, regulatory restrictions as the Fund may from time to time establish or issue and communicate to the Adviser in writing; and (e) the Fund’s compliance policies and procedures as applicable to the Adviser and as administered by the Fund’s chief compliance officer.

Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition and allocation of the Fund’s investment portfolio, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund (including performing due diligence on prospective investments); (iii) execute, close, service and monitor the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain or sell; (v) subject to the oversight of the Board, use commercially reasonable efforts to arrange financings, borrowing facilities and refinancing of existing debt for the Fund; (vi) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds; and (vii) provide significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance under the 1940 Act, including utilizing appropriate personnel of the Adviser to, among other things, monitor the operations of the Fund’s portfolio companies, participate in board and management meetings, consult with and advise officers of portfolio companies and provide other organizational and financial consultation. The Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the negotiation, execution and delivery of all documents relating to the acquisition or disposition of the Fund’s investments, the placement of orders for other purchase or sale transactions on behalf of the Fund or any entity in which the Fund has a direct or indirect ownership interest, including any interest rate, currency or other derivative instruments, and the engagement of any service providers deemed necessary or appropriate by the Adviser to the exercise of such power and authority, subject to the oversight and approval of the Board. The Fund also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including without limitation the authority to open accounts and deposit, maintain and withdraw funds of the Fund or any of its subsidiaries in any bank, savings and loan association, brokerage firm or other financial institution.

If it is necessary or convenient for the Adviser to make investments on behalf of the Fund through a subsidiary or special purpose vehicle or otherwise form such subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle, and to make such investments through such subsidiary or special purpose vehicle, in accordance with the 1940 Act.

2.2 Sub-Advisers. Subject to the requirements of the 1940 Act and the Advisers Act, including without limitation, the requirements of the 1940 Act relating to approval thereunder by the Board and holders of shares of the Fund’s common stock, par value $0.001 per share, the Adviser may, through a sub-advisory agreement or other arrangement, (i) delegate to a sub-adviser any of the duties enumerated in this Agreement, including the management of all or a portion of the assets being managed hereby, and (ii) adjust such duties, the portion of assets being managed, and the fees to be paid by the Adviser; provided that, in each case, the Adviser shall continue to oversee the services provided by such sub-adviser or employees and any such delegation shall not relieve the Adviser of any of its obligations hereunder.

2.3 Books and Records. The Adviser agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act or such longer period as the Fund may direct, all records relating to the services rendered by the Adviser under this Agreement and the Fund’s investments made by the Adviser as are required by Section 31 under the 1940 Act, and rules and regulations thereunder, and by other applicable legal provisions, including the Advisers Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Commodity Exchange Act, and the respective rules and regulations thereunder, and the Fund’s compliance policies and procedures, and to preserve such records for the periods and in the manner required by that Section, and those rules, regulations, legal provisions and compliance policies and procedures. In compliance with the requirements of Rule 31a-3 under the 1940 Act, any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Fund are the property of the Fund, shall be readily accessible during normal business hours, and shall be surrendered promptly to the Fund upon the termination of this Agreement or otherwise upon written request by the Fund. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law. The Adviser shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Adviser or the Fund.

2.4 Brokerage Commissions. As contemplated by Section 28(e) of the Exchange Act, the Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission or other compensation for effecting a securities transaction in excess of the amount of commission or other compensation another member of such exchange, broker or dealer would have charged for effecting such transaction if the Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission or other compensation is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net result for the Fund. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Fund, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

2.5 Proxy Voting. The Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Fund in the best interest of the Fund and in accordance with the Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Fund has been provided with a copy of the Adviser’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Adviser regarding proxy voting activities undertaken on behalf of the Fund. The Adviser shall be responsible for reporting the Fund’s proxy voting activities, as required, through periodic filings on Form N-PX or such other form as may be required under the SEC’s rules and regulations.

2.6 Advisory Services Not Exclusive. The Adviser’s services to the Fund pursuant to this Agreement are not exclusive, and it is understood that the Adviser may render investment advice, management and services to other persons (including other investment companies) and engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that officers or partners of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

ARTICLE III

EXPENSES

3.1 Expenses Borne by Adviser. All investment professionals of the Adviser, any sub-adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Fund.

3.2 Expenses Borne by the Fund. The Adviser or its affiliates will bear all fees, costs, and expenses incurred that are not assumed by the Fund under this Agreement or under the administration agreement by and between the Fund and Sagard Holdings Manager (US) LLC, in its capacity as administrator (“Administrator”) (as amended from time to time, the “Administration Agreement”). The Fund, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to, those costs and expenses set forth in Section 4 of the Administration Agreement. The presence of an item in or its absence from this Section 3.2, on the one hand, and the list of Fund expenses set forth in Section 4 of the Administration Agreement, on the other, shall in no way be construed to limit the responsibility of the Fund for such expense under either agreement.

For avoidance of doubt, it is agreed and understood that, from time to time, the Adviser or its affiliates may pay amounts or bear costs, including to or in connection with third-party providers, properly constituting Fund expenses as set forth herein or otherwise and that the Fund shall reimburse the Adviser or its affiliates for all such costs and expenses that have been paid by the Adviser or its affiliates on behalf of the Fund.

In addition, for the avoidance of doubt, the Fund and the Adviser may enter into a separate Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) setting forth the Adviser’s obligations to advance Fund expenses and the conditions for reimbursement thereof, which agreement shall govern in the event of any conflict with this Section 3.2 with respect to such matters

3.3 Portfolio Company’s Compensation. In certain circumstances the Adviser, any sub-adviser, or any of their respective affiliates, may receive compensation from a portfolio company, in connection with the Fund’s investment in such portfolio company. Any compensation received by the Adviser, sub-adviser, or any of their respective affiliates, attributable to the Fund’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, any sub-adviser or the Fund by the SEC, shall be delivered promptly to the Fund and the Fund will retain such excess compensation for the benefit of its shareholders.

ARTICLE IV

COMPENSATION

Commencing on and after the date of the Fund’s filing of its election to be regulated as a BDC under the 1940 Act (the “BDC Election Date”), the Fund agrees to pay, and the Adviser agrees to accept, as compensation for the investment advisory and management services provided by the Adviser under this Agreement, a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect to defer or temporarily or permanently waive all or a portion of its fees hereunder for a specified period of time. Any portion of a deferred fee payable to the Adviser and not paid over to the Adviser with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month, quarter or year prior to the termination of this Agreement, as the Adviser may determine upon written notice to the Fund. Any of the fees payable to the Adviser under this Agreement for any partial month or calendar quarter shall be appropriately prorated.

4.1 Base Management Fee. Commencing on and after the BDC Election Date, the Base Management Fee shall be calculated at an annual rate of 1.25% of the Fund’s average monthly net assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average monthly value of the Fund’s net assets during the most recently completed calendar quarter. For purposes of this Agreement, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with accounting principles generally accepted in the United States. For the avoidance of doubt, no Base Management Fee shall be paid for any period occurring prior to the BDC Election Date.

4.2 Incentive Fee. The Incentive Fee will consist of two components: (i) an income-based incentive fee (the “Income Incentive Fee”) and (ii) a capital gains-based incentive fee (the “Capital Gains Incentive Fee”), each as defined below. Each component is independent of the other such that one component may be payable even if the other is not.

(a) The Income Incentive Fee shall be calculated and payable quarterly in arrears, commencing with the first full calendar quarter after the BDC Election Date, based on the Fund’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter (or portion thereof with respect to the quarter in which the BDC Election Date occurs). The payment of the Income Incentive Fee shall be subject to a quarterly hurdle rate, expressed as a rate of return on the value of the Fund’s net assets at the end of the most recently completed calendar quarter, of 1.25% (5.0% annualized) (the “Hurdle Rate”), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, distribution/dividend income and any other income (including any other fees (other than fees for providing managerial assistance) such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the Base Management Fee, costs and expenses payable or reimbursed to the Adviser under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market or original issue discount, debt instruments with payment-in-kind interest, preferred stock investments with payment-in-kind dividends, and zero-coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments is also excluded from Pre-Incentive Fee Net Investment Income.

The calculation of the Income Incentive Fee for each quarter is as follows:

A. No Income Incentive Fee shall be payable to the Adviser in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

B. 100% of dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.43% in any calendar quarter (5.72% annualized) shall be payable to the Adviser. This portion of the Fund’s Income Incentive Fee that exceeds the Hurdle Rate but is less than or equal to 1.43% is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 12.5% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.43 (5.72% annualized) on net assets in any calendar quarter; and

C. 12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.43% (5.72% annualized) on net assets in any calendar quarter shall be payable to the Adviser once the Hurdle Rate and catch-up have been achieved (12.5% of the Fund’s Pre-Incentive Fee Net Investment Income thereafter shall be allocated to the Adviser).

(b) The second part of the Incentive Fee—the Capital Gains Incentive Fee—shall be an incentive fee on capital gains and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement) commencing with the end of the first calendar year in which the BDC Election Date occurs. This fee shall equal 12.5% of the Fund’s incentive fee capital gains, which shall equal the Fund’s realized capital gains on a cumulative basis from the BDC Election Date, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the BDC Election Date, less the aggregate amount of any previously paid Capital Gains Incentive Fees. For purposes of calculating the Capital Gains Incentive Fee under this Section 4.2(b), the cost basis for any investment as of the BDC Election Date shall be deemed to be the most recently determined fair value for such investment as of the BDC Election Date, determined in accordance with the Adviser’s valuation policies and procedures.

ARTICLE V

LIMITATION OF LIABILITY; INDEMNIFICATION

To the full extent permitted by applicable law, the Adviser and any sub-adviser (and each of their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser or sub-adviser) shall not be liable to the Fund or its security holders for any action taken or omitted to be taken by the Adviser or sub-adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser or sub-adviser) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, to the extent applicable, and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any such person or entity or with the Adviser, each of whom shall be deemed a third-party beneficiary hereof) (collectively, with the Adviser, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in satisfaction of judgments, in compromises and settlement, as fines and penalties and legal or other costs and reasonable expenses) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance in good faith of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Article V to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and the Advisers Act and any interpretations or guidance by the SEC or its staff thereunder). The Fund’s indemnification of the Indemnified Parties shall, to the extent not in conflict with any relevant insurance policy, be secondary to any and all payment to which any Indemnified Party is entitled from any relevant insurance policy issued to or for the benefit of the Fund and its affiliates or any Indemnified Party. The Fund’s indemnification of the Indemnified Parties shall also be secondary to any payment pursuant to any other indemnification obligation of any other relevant entity or person, including under any insurance policy issued to or for the benefit of such other entity or person, in all cases, to the extent not in conflict with the applicable other indemnification or insurance contract. In the event of payment by the Fund under this Agreement and pursuant to its indemnification obligations, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Parties, including the rights of any Indemnified Party under any insurance policies.

For any claims indemnified by the Fund under this Article V, to the fullest extent permitted by, and subject to the applicable conditions of, law, the Fund shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim demand or proceeding, including appeals, within 30 days after receipt by the fund of a statement or statements from the Indemnified Party requesting such advance or advances from time to time. Each Indemnified Party hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Fund. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of the Indemnified Parties other than the execution of this Agreement.

Nothing in this Agreement shall in any way constitute a waiver or limitation by the Fund of any rights or remedies which may not be so limited or waived in accordance with applicable law. In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Article V shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of Article V to the fullest extent permitted by law.

ARTICLE VI

MISCELLANEOUS

6.1 Representations, Warranties and Covenants of the Adviser. The Adviser hereby represents, warrants and covenants that it is registered as an investment adviser under the Advisers Act, and that it shall maintain such registration until the expiration or termination of this Agreement. The Adviser hereby agrees that its activities shall at all times comply in all material respects with all applicable federal and state laws governing its operations and investments. The Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Fund pursuant to Rule 17j-1 under the 1940 Act, as such code of ethics may be amended from time to time.

6.2 Adviser Personnel. The Adviser shall authorize and permit any of its members, managers, partners, directors/trustees, officers and employees who may be elected or appointed as directors or officers of the Fund to serve in the capacities in which they are elected or appointed. Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of such members, managers, partners, directors/trustees, officers and employees. In such event, any person who is a member, manager, partner, director/trustee, officer or employee of the Adviser and becomes a director/trustee or officer of the Fund will be deemed to be acting in such capacity solely for the Fund, and not as a member, manager, partner, director/trustee, officer or employee of the Adviser, or under the control or direction of the Adviser, even if paid by the Adviser. The Adviser shall make its members, managers, partners, directors/trustees, officers and employees available to attend meetings of the Board as may be reasonably requested by the Board from time to time. The Adviser shall prepare and provide such reports on the Fund and its operations as may be reasonably requested by the Board from time to time.

6.3 Independent Contractor. Except as otherwise provided herein or authorized by the Board from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

6.4 Effectiveness, Duration and Termination. This Agreement shall become effective as of the first date above written. This Agreement shall initially remain in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by (a) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act) and (b) the vote of a majority of the Fund’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

This Agreement may be terminated at any time, without the payment of any penalty, by (a) (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), in each case upon 60 days’ written notice, or (b) the Adviser upon 90 days’ written notice. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined in Section 2(a)(4) of the 1940 Act). The provisions of Article V of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Article IV through the date of termination or expiration, and Article V shall continue in force and effect and apply to the Indemnified Parties as and to the extent applicable.

Upon termination, the Adviser shall promptly: (i) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board; (ii) deliver to the Board all assets and documents of the Fund then in custody of the Adviser; and (iii) cooperate with the Fund to provide an orderly transition of services.

6.5 Amendment. This Agreement may be amended pursuant to the mutual consent of the Parties and in accordance with the requirements of the 1940 Act, including, as applicable, pursuant to a vote of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and/or the vote of a majority of the Fund’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party.

6.6 Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

6.7 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

6.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto at their respective principal executive office addresses.

6.9 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Counterparts may be delivered by e-mail (including Portable Document Format (.pdf) or any electronic signature complying with the Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000 (e.g.,

www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to constitute an original signature, have been duly and validly delivered and be deemed the same as a handwritten signature for the purposes of validity, enforceability and admissibility pursuant to the ESIGN Act, the Uniform Electronic Transactions Act (UETA) model law or similar applicable laws.

6.10 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

6.11 Third-Party Beneficiaries. Except for any sub-adviser and any Indemnified Party, such sub-adviser and the Indemnified Parties each being an intended third-party beneficiary of this Agreement, this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.

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IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

SAGARD PRIVATE INCOME FUND INC.

By:	/s/ Christopher Millin
Name:	Christopher Millin
Title:	Chief Financial Officer and Treasurer

SAGARD HOLDINGS MANAGER (US) LLC

By:	/s/ Michaël Hassan
Name:	Michaël Hassan
Title:	General Counsel & Secretary

[Signature Page to the Investment Advisory Agreement]